Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use and incorporation by reference of our report dated December 22, 2011 on the financial statements of the Columbia Absolute Return Currency and Income Fund, Columbia Asia Pacific ex-Japan Fund, Columbia Emerging Markets Bond Fund, Columbia Emerging Markets Opportunity Fund, Columbia European Equity Fund, Columbia Frontier Fund, Columbia Global Bond Fund, Columbia Global Equity Fund, Columbia Global Extended Alpha Fund, Columbia Multi-Advisor International Value Fund, and Columbia Seligman Global Technology Fund of the Columbia Funds Series Trust II included in the Annual Report for the period ended October 31, 2011, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 53 to the Registration Statement (Form N-1A, No. 333-131683) of the Columbia Funds Series Trust II.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 27, 2012